UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2007

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida		34108-2710
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 17, 2007, Health Management Associates, Inc. (“HMA”) announced a recapitalization whereby it intends to recapitalize its balance sheet through $3.25 billion of new senior secured credit facilities (the “Credit Facilities”), which are expected to close in February 2007. The Credit Facilities are anticipated to consist of a seven-year $2.75 billion term loan and a $500 million six-year revolving credit facility. On January 16, 2007, Banc of America Securities LLC (“BAS”) and Bank of America, N.A. (“Bank of America”) executed a commitment letter with HMA whereby BAS will act as the sole lead arranger and joint bookrunning manager for the Credit Facilities and Bank of America will act as the sole administrative agent for the Credit Facilities. Such commitment letter provides, among other things, that the closing of the Credit Facilities are subject to conditions customary to similar transactions.

A copy of the commitment letter is attached as Exhibit 99.1 to this Current Report on Form 8-K. Certain financial and other information has been omitted from the commitment letter due to the confidential and sensitive nature thereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Commitment letter, dated January 16, 2007, between Health Management Associates, Inc., Bank of America, N.A. and Banc of America Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: January 18, 2007	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and
Chief Financial Officer